UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 28, 2007

Security With Advanced Technology, Inc.
(Exact name of registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

001-32566 (Commission File Number)	20-1978398 (IRS Employer Identification No.)

10855 Dover Street, Suite 1100 Westminster, Colorado   80021
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (303) 439-0372

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sales of Equity Securities.

                In previously reported private placements of securities Security With Advanced Technology, Inc. (the “Company”) issued (i) 2,026,667 “SWATW” Replacement Warrants (“‘SWATW’ Replacement Warrants”) exercisable at $8.00 per warrant as replacement warrants for “SWATW” Warrants issued by the Company in private placements in October 2006 and March and April 2007, (ii) 1,402,300 “SWATW” Warrants (“‘SWATW’ Warrants”) exercisable at $9.00 per warrant in private placements in October 2006 and March and April 2007, (iii) 3,428,967 “A” Warrants (“‘A’ Warrants”) exercisable at $4.75 per warrant in private placements in October 2006 and March and April 2007, (iv) 1,148,400 “B” Warrants (“‘B’ Warrants”) exercisable at $5.00 per warrant in an October 2006 private placement and (v) 246,320 warrants to placement agents and consultants (“Placement Agent / Consultant Warrants”) exercisable at between $4.92 and $5.00 per warrant in connection with the issuance of the “SWATW” Replacement Warrants, “SWATW” Warrants, “A” Warrants and “B” Warrants (collectively, the “December Conversion Warrants”).

                Between December 17, 2007 and December 31, 2007, holders (“Investors”) of December Conversion Warrants entered into Warrant Conversion Agreements (“Warrant Conversion Agreements”) with the Company pursuant to which the Investors agreed to exercise (i) 2,026,667 “SWATW” Replacement Warrants, (ii) 1,197,633 “SWATW” Warrants, (iii) 3,105,300 “A” Warrants, (iv) 1,085,400 “B” Warrants and (v) 63,133 Placement Agent / Consultant Warrants in exchange for the issuance of an aggregate of 747,814 shares of the Company’s Series B Preferred Stock (“Series B Preferred Stock”) at an exercise price of $0.50 per warrant. The closing of the Warrant Conversion Agreements was completed on December 31, 2007 and generated gross proceeds to the Company of $3,739,066.50. The terms of the Series B Preferred Stock are described in Item 5.03 below.

                In connection with the Warrant Conversion Agreements, the Company entered into Registration Rights Agreements (“Registration Rights Agreements”) with the Investors pursuant to which the Company granted the Investors one demand and one piggyback registration right covering the shares of common stock underlying the Series B Preferred Stock issued upon exercise of the December Conversion Warrants. The registration rights commence six months after the date of the closing of the Warrant Conversion Agreements and exist until such time as the common stock underlying the Series B Preferred Stock (i) has been sold pursuant to an effective registration statement registering such securities under the Securities Act of 1933, as amended (the “Securities Act”), (ii) has been sold in compliance with paragraph (d) of Rule 145 promulgated under the Securities Act or (iii) is eligible to be sold without volume limitations pursuant to Rule 144 promulgated under the Securities Act. The demand registration right may be triggered by the holders of a majority of the shares of common stock underlying the Series B Preferred Stock (on an as-converted basis).

                The proceeds from the exercise of the December Conversion Warrants will be used for the Company’s overhead expenses and to provide working capital (including inventory and certain product development costs). A more detailed description of the use of proceeds for the warrant exercise is described in Exhibit 4.1 filed herewith.

                The exercise of the December Conversion Warrants and the issuance of the Series B Preferred Stock were exempt from registration under Section 4(2) of the Securities Act and Regulation D promulgated thereunder (“Regulation D”), based upon the Company’s compliance with such rules and regulations. The Company received representations and warranties from the Investors that they are “accredited investors” (as such term is defined in Rule 501 of Regulation D) and no form of general solicitation or general advertising was conducted in connection with the offering. The securities contain restrictions on transfer in accordance with the rules and regulations of the Securities Act and Regulation D.

                The foregoing summary of the Warrant Conversion Agreements and the Registration Rights Agreements is qualified in its entirety by reference to the forms of Warrant Conversion Agreement and Registration Rights Agreement filed herewith as Exhibit 4.1 and Exhibit 4.2 , respectively.

                The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03   Material Modification to Rights of Security Holders.

                The information set forth in Item 3.02 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                 Effective January 4, 2008, Barry Loder resigned from the Company's board of directors. Mr. Loder informed the board of directors that he resigned due to the demands on his time from his own business matters.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

                In connection with the warrant exercise described under Item 3.02 above, on December 28, 2007, the Company filed an Amended and Restated Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock of the Company (the “Amended and Restated Certificate of Designation”) to (i) increase the number of shares of the Company’s capital stock designated as Series A Preferred Stock from 3,600,000 shares to 4,175,000 shares, (ii) designate 825,000 shares of the capital stock of the Company as Series B Preferred Stock and (iii) set forth the preferences, rights, limitations, qualifications and restrictions of the Series B Preferred Stock.

                The Amended and Restated Certificate of Designation provides that each share of Series B Preferred Stock shall automatically, and without any action on the part of the holder, convert into ten shares of the Company’s common stock, but shall in no event be so convertible until the later of (i) six months following the filing date of the Amended and Restated Certificate of Designation with the Colorado Secretary of State (the “Filing Date”) and (ii) the Company’s receipt of shareholder approval of the conversion of the Series B Preferred Stock into common stock. If the Company’s shareholders have not approved the conversion of the Series B Preferred Stock into common stock on or before the first anniversary of the Filing Date, the holders of the Series B Preferred Stock have the right to require the Company to redeem all or a portion of such holder’s shares of Series B Preferred Stock for cash and at a price per share of Series B Preferred Stock equal to $5.00, subject to certain adjustments, plus simple interest on such price per share at the rate of 6% per annum.

                The Series B Preferred Stock is non-voting and ranks pari passu with the Company’s Series A Preferred Stock (the “Series A Preferred Stock”) and, along with the Series A Preferred Stock, does not have any liquidation preference over the Company’s common stock. Accordingly, upon any liquidation, dissolution or winding up of the Company, after payment or provision for payment of the Company’s debts and liabilities, the holders of the Series A Preferred Stock and the Series B Preferred Stock shall share ratably with the holders of the common stock, on an as-converted basis, in any distribution of remaining assets of the Company.

                The Amended and Restated Certificate of Designation provides customary provisions regarding ratable adjustments to the number of shares of common stock issuable upon conversion of the Series B Preferred Stock in the event the Company effects a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares of the Company’s common stock. The Amended and Restated Certificate of Designation also provides customary provisions regarding adjustments to the number of shares of common stock issuable upon conversion of the Series B Preferred Stock, if, at any time following the filing of the Amended and Restated Certificate of Designation and prior to the conversion of the Series B Preferred Stock, the Company’s common stock is converted into other securities or property pursuant to a reorganization, merger, or consolidation.

                The foregoing summary of the Amended and Restated Certificate of Designation is qualified in its entirety by reference to the Amended and Restated Certificate of Designation filed herewith as Exhibit 3.1.

Item 8.01   Other Events.

                On January 4, 2008, the Company issued a press release announcing the closing of the offering described above. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01   Exhibits.

Exhibit No	Description

3.1	Amended and Restated Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock of Security With Advanced Technology, Inc.

4.1	Form of Warrant Conversion Agreement

4.2	Form of Registration Rights Agreement

99.1	Press release dated January 4, 2008

Date: January 4, 2008	Security With Advanced Technology, Inc. By: /s/ Jeffrey G. McGonegal Jeffrey G. McGonegal Chief Executive Officer